Exhibit (a)(1)(G)

Notice of Guaranteed Delivery

(Not to be Used for Signature Guarantee)

Strategic Hotels & Resorts, Inc.

Offers to Purchase for Cash

Up to 4,716,981 in the Aggregate of its Outstanding Preferred Shares in the Priority Listed Below

Acceptance Priority Level	Series of Preferred Shares	NYSE Ticker Symbol	CUSIP No(s).	Number of Shares Outstanding	Maximum Number of Shares That May Be Purchased	Offer Price Per Share
1	Series C Shares	BEEPRC	86272T 502	5,750,000	4,716,981	$26.50
2	Series B Shares	BEEPRB	86272T 403	4,600,000	4,400,000	$26.50
3	Series A Shares	BEEPRA	86272T 304 86272T 205	4,488,750	4,288,750	$26.70

Pursuant to the Offer to Purchase

Dated November 7, 2011

THE OFFERS (AS DEFINED BELOW) WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 7, 2011, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH DATE, AS IT MAY BE EXTENDED WITH RESPECT TO EACH OFFER, THE “EXPIRATION DATE”). THE SHARES MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE. OUR OBLIGATION TO ACCEPT FOR PURCHASE AND TO PAY FOR SHARES VALIDLY TENDERED AND NOT PROPERLY WITHDRAWN IS CONDITIONED ON THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING THE MINIMUM TENDER CONDITION (AS DEFINED IN THE OFFER TO PURCHASE).

As set forth in the Offer to Purchase, dated November 7, 2011 (the “Offer to Purchase”) by Strategic Hotels & Resorts, Inc. (“Strategic” or the “Company”) to purchase for cash up to 4,716,981 shares in the aggregate (the “Maximum Number of Shares”) of its issued and outstanding: (i) 8.25% Series C Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series C Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series C Offer”); (ii) 8.25% Series B Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series B Shares”), at a purchase price of $26.50 per share, net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series B Offer”); and (iii) 8.50% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share (the “Series A Shares” and, together with the Series C Shares and the Series B Shares, the “Preferred Shares”), at a purchase price of $26.70 per share net to the seller in cash, less any applicable withholding taxes and without interest or accrued and unpaid dividends (the “Series A Offer” and, together with the Series C Offer and the Series B Offer, the “Offers”), you must use this notice of guaranteed delivery (“Notice of Guaranteed Delivery”) (or a facsimile of it) to accept the Offers if:

(a)	the procedures for book-entry transfer as described in the Offer to Purchase cannot be completed before the Expiration Date; or

(b)	time will not permit a properly completed and duly executed letter(s) of transmittal (the “Letters of Transmittal”) and all other required documents to reach the Depositary before the Expiration Date.

This Notice of Guaranteed Delivery (or a facsimile of it), signed and properly completed, must be delivered by mail, overnight courier or facsimile transmission so that the Depositary receives it before the Expiration Date. See the Offer to Purchase and Instruction 2 to the Letters of Transmittal.

The Depositary for the Offers is:

BNY Mellon Shareowner Services

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Dept, 27th Fl. P.O. Box 3301 South Hackensack, NJ 07606	By Facsimile, for Eligible Institutions Only: (201) 680-4626 Confirmation of Facsimile Transmission Only: (201) 680-4860	By Hand or Overnight Courier: BNY Mellon Shareowner Services Attn: Corporate Actions Dept, 27th Fl. 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY. DELIVERIES TO THE COMPANY OR TO THE INFORMATION AGENT (AS DEFINED IN THE OFFER TO PURCHASE) FOR THE OFFERS WILL NOT BE FORWARDED TO THE DEPOSITARY AND, THEREFORE, WILL NOT CONSTITUTE VALID DELIVERY. DELIVERIES TO THE DEPOSITORY TRUST COMPANY WILL NOT CONSTITUTE VALID DELIVERY TO THE DEPOSITARY.

YOU CANNOT USE THIS NOTICE OF GUARANTEED DELIVERY FORM TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tenders to the Company the number of Preferred Shares indicated below, at the price per share indicated below, net to the seller in cash, withholding taxes and without interest or accrued and unpaid dividends, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letters of Transmittal, as they may be amended or supplemented from time to time, and the receipt of which is hereby acknowledged. This tender is being made pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase.

Number of Shares Being Tendered Hereby:

            shares of 8.25% Series C Cumulative Redeemable Preferred Stock, at a price of $26.50 per share shares of 8.25% Series B Cumulative Redeemable Preferred Stock, at a price of $26.50 per share shares of 8.50% Series A Cumulative Redeemable Preferred Stock, at a price of $26.70 per share

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees the delivery of the Preferred Shares tendered hereby to the Depositary, in proper form for transfer, or a confirmation that the Preferred Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the Depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letters of Transmittal and any other required documents, all within three trading days (as defined in the Offer to Purchase) of the date hereof.

Name of Firm	Authorized Signature

Street Address	Name of Registered Holder (Please Print)

City, State and Zip Code	Title

(Area Code) Telephone Number	Date